UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2008

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2008, MPC Corporation and Gateway, Inc. entered into Amendment 1 to the Limited License of Gateway's Rights (the "Amendment"). The Amendment modifies Section 6.1.1 of the Limited License of Gateway's Rights entered into on October 1, 2007, a copy of which was filed by MPC Corporation as Exhibit 99.13 to the Current Report on Form 8-K on September 9, 2007.

The Amendment provides that MPC Corporation's license to use Gateway's licensed marks will terminate eighteen months after October 1, 2007, provided that during the last six months of this period, MPC Corporation may only use the licensed marks in conjunction with MPC marks (co-branded use). Prior to the Amendment, the license was scheduled to terminate one year after October 1, 2007.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99.1      Amendment 1 to the Limited License of Gateway's Rights dated as of June 29, 2008 between MPC Corporation and Gateway, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: July 3, 2008	By: /s/ Curtis Akey Curtis Akey Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment 1 to the Limited License of Gateway's Rights dated as of June 29, 2008 between MPC Corporation and Gateway, Inc.